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EXHIBIT 5:
COPIES OF THE INTERNAL REVENUE SERVICE DETERMINATION LETTERS THAT THE PLAN IS QUALIFIED UNDER SECTION 401 OF THE INTERNAL REVENUE CODE.

Internal Revenue Service
District Director
P.O. Box A-3617 DPN20-6
Chicago, IL 60690                           Employer Identification Number:
                                                  39-6079818
Date: Jul 12 1990                           File Folder Number:
                                                  360056875
                                            Person to Contact:
                                                  JOSEPH SALEMI
Emjay Corporation                           Contact Telephone Number:
4600 North Port Washington Road                   (312) 886-9587
Milwaukee, WI 53212-0000                    Plan Name:
                                                  NON-STANDARDIZED 401K PROFIT
                                                  SHARING PLAN AND TRUST
                                            Plan Number: 005

                                            Letter Serial Number:
                                                  D8360198

Dear Applicant:

         The form of plan, identified above, and the related trust or custodial account are acceptable under sections 401(a), 403(a), and 501(a) of the Internal Revenue Code for use by employers for the benefit of their employees. This letter relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not a determination of the effect of other federal or local statutes.

         You must furnish a copy of this letter and the enclosed publication to each employer who adopts this plan. You are also required to send a copy of this letter, a copy of the approved form of the plan, and any approved amendments and related documents to each key District Director of the Internal Revenue Service in whose jurisdiction there are adopting employers.

         The acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a) or 403(a). Therefore, an employer adopting the form of the plan should apply for a determination letter by filing an application with the key District Director of the Internal Revenue Service on Form 5307, Application for Determination for Adopters of Master or Prototype, Regional Prototype or Volume Submitter Plans.

         For purposes of section 15.02 and 15.03 of Rev. Proc. 89-13, 1989-7 I.R.B. 25, your application was received timely.


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         Please advise those adopting the plan to contact you if they have any questions about the operation of the plan.

         We have sent a copy of this letter to your representative as indicated in your Power of Attorney.

         If you have any questions concerning the IRS processing of this case, please call the above telephone number. If you write, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number shown in the heading of this letter.

         You should keep this letter as a permanent record.

                                                       Sincerely yours,

                                                       /s/R.S. Wintrade, Jr.

                                                       District Director

Enclosure(s)
Publication 1488


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Internal Revenue Service
District Director
P.O. Box A-3617 DPN20-6
Chicago, IL 60690                           Employer Identification Number:
                                                   39-6079818
Date: Mar 12 1993                           File Folder Number:
                                                   360056875
                                            Person to Contact:
                                                   MS. G. LORBER
Emjay Corporation                           Contact Telephone Number:
4600 North Port Washington Road                    (312) 886-4642
Milwaukee, WI 53212-0000                    Plan Name:
                                                   NON-STANDARDIZED 401K PLAN

                                            Plan Number: 005

                                            Letter Serial Number:
                                                   D8360198

Dear Applicant:

         The amendment to the form of plan identified above is acceptable under section 401(a), or 403(a) of the Internal Revenue Code. This letter relates only to the amendment to the form of the plan. It is not a determination of any other amendment or of the form of the plan as a whole, or on the effect of other federal or local statutes.

         You must furnish a copy of this letter and the enclosed publication to each employer who adopts this plan. You must also send a copy of this letter, a copy of the approved form of the plan, and any approved amendments and related documents to each key District Director of the Internal Revenue Service in whose jurisdiction there are adopting employers.

         The acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). To adopt the form of the plan, the employer should apply for a determination letter by filing an application with the key District Director of the Internal Revenue Service on Form 5307, Application for Determination for Adopters of Master or Prototype, Regional Prototype or Volume Submitter Plans.

         Please advise those adopting the plan to contact you if they have any questions about the operation of the plan.

         If you have any questions concerning our processing of this case, please call the above telephone number. If you write, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.


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         You should keep this letter as a permanent record.

                                                        Sincerely yours,

                                                        /s/ Marilyn H. Day

                                                        District Director

Enclosure(s)
Publication 1488